UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 18, 2008
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-1.1
EX-4.1
EX-4.2
EX-4.3
EX-5.1
EX-5.2
EX-8.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 18, 2008, Noble Holding International Limited (the “Issuer”), a wholly-owned indirect subsidiary of Noble Corporation (the “Company”), and the Company entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Issuer of $250,000,000 aggregate principal amount of its 7.375% Senior Notes due 2014 (the “Notes”). On November 19, 2008, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Issuer and the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) a Prospectus Supplement to a Prospectus, each dated November 18, 2008, which are part of a Registration Statement on Form S-3 (Registration No. 333-155421) filed by the Issuer and the Company with the Commission. Each of the exhibits to this Form 8-K relate to the offering of the Notes and are hereby incorporated by reference into such Registration Statement.
     The Notes will be issued under an Indenture, to be dated as of November 21, 2008 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of November 21, 2008 (together with the Base Indenture (insofar as such indenture governs the Notes but not as it relates to any other debt securities that may be issued by the Company), the “Indenture”), among the Issuer, the Company and the Trustee. The Indenture provides for the full and unconditional guarantee by the Company of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture (the “Guarantee”).
     The Issuer will receive net proceeds from the sale of the Notes of approximately $247.2 million, after deducting underwriting discounts and commissions and estimated expenses. The Issuer intends to transfer the net proceeds to the Company as advances, distributions, repayment of outstanding intercompany indebtedness or a combination of these. The Company intends to use the net proceeds to repay $150 million of long-term debt of a subsidiary of the Company that matures in March 2009 and the outstanding balance under the Company’s unsecured revolving bank credit facility, in each case plus accrued interest. The remaining proceeds will be used for general corporate purposes.
     Interest on the Notes will accrue from November 21, 2008 at a rate of 7.375% per annum. Interest on the Notes will be payable by the Issuer on March 15 and September 15 of each year, beginning on March 15, 2009. The Issuer may redeem the Notes in whole or in part at any time and from time to time under the terms provided in the Indenture at a make-whole redemption price as described in the Notes and the Indenture. The Notes will mature on March 15, 2014.
     The Indenture will contain certain restrictions, including, among others, restrictions on the Company’s ability and the ability of the Company’s subsidiaries to create or incur secured indebtedness, enter into certain sale and leaseback transactions, and merge or consolidate with another entity.
     The foregoing description is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, the Underwriting Agreement and the Specimen Note for the

Notes, including the endorsement of the Guarantee, copies of which are filed as exhibits to this Current Report and are incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated November 18, 2008, among Noble Corporation, Noble Holding International Limited and Goldman, Sachs & Co., Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, as representatives of the several underwriters.

4.1	—	Indenture, dated as of November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	—	First Supplemental Indenture, dated as of November 21, 2008, among Noble Holding International Limited, as Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	—	Specimen Note for the 7.375% Senior Notes due 2014 of Noble Holding International Limited.

5.1	—	Opinion of Baker Botts L.L.P.

5.2	—	Opinion of Maples and Calder.

8.1	—	Opinion of Maples and Calder with respect to certain tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: November 21, 2008	By:	/s/ Thomas L. Mitchell,
Thomas L. Mitchell,
Senior Vice President and Chief Financial Officer, Treasurer and Controller

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated November 18, 2008, among Noble Corporation, Noble Holding International Limited and Goldman, Sachs & Co., Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, as representatives of the several underwriters.

4.1	—	Indenture, dated as of November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	—	First Supplemental Indenture, dated as of November 21, 2008, among Noble Holding International Limited, as Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	—	Specimen Note for the 7.375% Senior Notes due 2014 of Noble Holding International Limited.

5.1	—	Opinion of Baker Botts L.L.P.

5.2	—	Opinion of Maples and Calder.

8.1	—	Opinion of Maples and Calder with respect to certain tax matters.

5